SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report - April 30, 2003
                         -------------------------------
                        (Date of Earliest Event Reported)



                              EQUITY ONE ABS, INC.
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     (as depositor under a certain Pooling and Servicing Agreement dated as of March 31, 2003, providing for the issuance of
               Mortgage Pass-Through Certificates, Series 2003-2)
             (Exact Name of Registrant as specified in its charter)



        Delaware                   333-81506-06                 52-2029487
------------------------      ---------------------      -----------------------
(State of Incorporation)      (Commission File No.)      (IRS Employer I.D. No.)

     103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:   (302) 478-6160
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Item 5.  Other Events.
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     In connection with the issuance of its Mortgage Pass-Through  Certificates,
Series 2003-2, on April 30, 2003, Equity One ABS, Inc. entered into a Pooling and Servicing Agreement dated as of March 31, 2003 (the "Pooling and Servicing Agreement"), by and among Equity One ABS, Inc., a Delaware corporation, as depositor, Equity One, Inc., a Delaware corporation, as a seller and as servicer, Equity One, Incorporated, a Pennsylvania corporation, as seller, Equity One, Inc., a Minnesota corporation, as seller, Equity One Consumer Loan Company, Inc., a New Hampshire corporation, as seller, Popular Financial Services, LLC, a Delaware limited liability company, as seller, and JPMorgan Chase Bank, a New York banking corporation, as trustee. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits:

          99.1 Pooling and Servicing Agreement dated as of March 31, 2003












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*  Capitalized  terms  used and not  otherwise  defined  herein  shall  have the meanings assigned to them in the prospectus dated April 23, 2003 and prospectus supplement dated April 23, 2003, of Equity One ABS, Inc., relating to its Mortgage Pass-Through Certificates, Series 2003-2.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EQUITY ONE ABS, INC.


                                        By:/s/ James H. Jenkins
                                           -------------------------------------
                                           James H. Jenkins
                                           Senior Vice President and CFO


Dated:  April 30, 2003

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

Exhibit Index
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Exhibit
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99.1 Pooling and Servicing Agreement dated as of March 31, 2003









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